EXHIBIT 99(B)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          COUNTY FINANCIAL CORPORATION
                              801 N.E. 167TH STREET
                        NORTH MIAMI BEACH, FLORIDA 33162

The undersigned hereby appoints George M. Apelian and _______________, and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of County Financial Corporation ("CFC") held of record by the undersigned on October __, 1997, at the Special Meeting of Shareholders to be held on ____________, 1997 and at any adjournment or postponement thereof.

 1. Approval of the Agreement and Plan of Merger, dated as of August 8, 1997 (the "Merger Agreement"), by and among the Republic Security Financial Corporation ("RSFC"), Republic Security Bank (Republic Security), County National Bank of South Florida ("County") and CFC, providing for the merger of CFC with and into RSFC and the subsequent merger of County with and into Republic Security.

         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

 2. Approval of a payment by Republic Security in the amount of $567,000 to George M. Apelian in consideration of the termination of a certain prior employment agreement dated June 15, 1988 between CFC, County and Mr. Apelian (the "Prior Employment Agreement") and the waiver by Mr. Apelian of his right to certain severance benefits under the Prior Employment Agreement. The payment to Mr. Apelian is contingent upon the consummation of the Merger and the approval by more than 75% of the shareholders of CFC.


         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

 3. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

IN ORDER TO PRESERVE DISSENTERS' RIGHTS THE SHAREHOLDER MUST (1) VOTE AGAINST THE MERGER OR ABSTAIN FROM VOTING AND (2) PROVIDE NOTICE OF INTENT TO EXERCISE DISSENTERS' RIGHTS TO CFC PURSUANT TO SECTION 607.1302 OF THE FLORIDA BUSINESS CORPORATION ACT PRIOR TO THE SPECIAL MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 and "FOR" PROPOSAL 2.

Dated: _________________

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Signature if held jointly

                                            Please sign exactly as name appears
                                            to the left. When shares are held by
                                            joint tenants, both should sign.
                                            When signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.